UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 8, 2006
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
2005 Bonuses
     On March 8, 2006, the Compensation Committee of our Board of Directors (the “Committee”) authorized the payment of bonus awards for the 2005 fiscal year (“2005 Bonus”) to our “named executive officers” for the year ended December 31, 2005 (the “Executives”) and certain other executive officers and key employees (collectively, with the Executives, the “Participants”). As previously disclosed in our Current Report on Form 8-K dated August 19, 2005, the Executives’ eligibility to receive a 2005 Bonus was conditioned upon our company’s achieving a specified base objective level of operating cash flow for the six months ended December 31, 2005 (the “Base Objective”) . The Committee determined that this Base Objective was exceeded. Accordingly, the Committee had the discretion to reduce the maximum payment to be made to each Executive (150% of target bonus) or to pay no bonus to such Executive based on the Committee’s assessment of performance against the remaining performance goals established by the Committee.
     For the Participants other than the Executives (9 persons), the payment of a 2005 Bonus of up to 150% of the target bonus applicable to such Participant was to be determined based upon the Committee’s assessment of performance for the full year 2005 against the performance goals established by the Committee. The performance goals established for all Participants, including the Executives, were a combination of quantitative measures, based on our company’s consolidated financial results and, in some cases, divisional results, and individual qualitative measures. The target 2005 Bonus for each Participant, including the Executives, was 50% of the full year target bonus since the bonus plan was implemented mid-year.
     With respect to the Executives, the Committee exercised its discretion not to reduce the maximum bonus payable, and with respect to the other Participants, the Committee exercised its discretion to award the maximum bonus payable, notwithstanding that certain of the quantitative performance goals (other than the Base Objective) were not met. In making this determination, the Committee considered that a substantial portion of the quantitative goals had been achieved and any shortfall in quantitative measures was, in the Committee’s view, outweighed by the significant achievements of the Participants individually and as a team against the qualitative goals, the successful completion of several large transactions not contemplated when the performance goals were established, and the fact that each of the Participants had been with the company or its subsidiaries for the full year 2005, contributing to the businesses of Liberty Media International, Inc. and UnitedGlobalCom, Inc. prior to their combination and to the successful integration of their businesses, operations and management following the combination.
     Accordingly, the Committee approved the following 2005 Bonuses:

Name	Amount of 2005 Bonus
Michael T. Fries President and Chief Executive Officer.	$600,000
Charles H.R. Bracken Senior Vice President and Co-Chief Financial Officer	$375,000
Miranda Curtis President, Liberty Global Japan	$375,000
Elizabeth M. Markowski Senior Vice President, Secretary and General Counsel	$375,000
Gene Musselman President and Chief Operating Officer, UPC Broadband	$375,000
All Participants (14)	$4,632,000

     The Committee also approved adding as a Participant an officer who became an executive officer on assuming the duties of President of our Latin America division in September 2005. His 2005 Bonus has been prorated to take into account the shorter period against which his performance has been measured.
2006 Compensation
     Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (the “Incentive Plan”), on March 8, 2006, the Committee approved performance goals for the grant of cash bonuses to the same group of our executive officers and key employees for the fiscal year ending December 31, 2006 (the “2006 Bonuses”). With respect to our Chief Executive Officer and the four other executive officers of our company who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2006 (the “2006 Executives”), the eligibility to receive a 2006 Bonus under the Incentive Plan will be conditioned on our company’s achieving a specified minimum pro forma operating cash flow target for 2006 (the “2006 Base Objective”). The 2006 Base Objective has been designed so that the payment of 2006 Bonuses to the 2006 Executives will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.
     If the 2006 Base Objective is achieved, the Committee may approve payment to each 2006 Executive of 200% of the target bonus applicable to such 2006 Executive, subject to the Committee’s discretion to reduce the maximum payment to be made to such 2006 Executive or to pay no bonus to such 2006 Executive. With respect to each other Participant, the Committee has the discretion to pay from 0% to 200% of such Participant’s target bonus. The exercise of the Committee’s discretion as to the amount of the 2006 Bonus payable will, in each case, be based on the Committee’s overall assessment of our company’s financial performance, and the Participant’s performance against individual goals, in 2006. The individual goals consist of qualitative measures which include individual strategic, financial, transactional, organizational and/or operational goals for each Participant.
     Based on current participation, the aggregate amount of the target 2006 Bonuses payable to all Participants is approximately $6,350,000 and the aggregate amount of the maximum 2006 Bonuses payable to all Participants is $12,700,000. The target bonus applicable to each 2006 Executive for 2006 is $800,000 for Mr. Fries and $500,000 for each other 2006 Executive.
     The Committee previously approved increasing by 4% the annual salary of each of our executive officers for 2006.
Amendment and Restatement of Certain Compensatory Plans
     On March 8, 2006, the Committee exercised its authority under the anti-dilution provisions of the Incentive Plan to increase the number of shares available under the Incentive Plan as a result of our September 2005 special stock dividend (the “Stock Dividend”). Pursuant to the Stock Dividend, we distributed one share of our Series C common stock for each share of our Series A common stock and one share of our Series C common stock for each share of our Series B common stock held on the record date for the Stock Dividend. Prior to the amendment and restatement, the Incentive Plan permitted us to grant awards with respect to no more than 25 million shares of our common stock over the life of the plan and awards in any calendar year with respect to no more than 2 million shares of our common stock, in each case, subject to anti-dilution adjustments. To preserve the economic and other benefits intended to be made available under the Incentive Plan (and following the receipt of interpretative relief from The Nasdaq Stock Market, the national securities exchange on which our common stock trades), the Committee determined to amend and restate the Incentive Plan to permit us to grant (i) awards with respect to no more than 50 million shares of our common stock over the life of the plan, except that such awards may consist of no more than 25 million shares of our Series B common stock, and (ii) awards in any calendar year with respect to no more than 4 million shares of our common stock, except that such awards may consist of no more than 2 million shares of our Series B common stock, in each case, subject to anti-dilution adjustments.

     Also, on March 8, 2006, our Board of Directors exercised its authority under the anti-dilution provisions of the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 4, 2005) (the “Director Plan”) to increase the number of shares available under the Director Plan as a result of the Stock Dividend. Prior to the amendment and restatement, the Director Plan permitted us to grant awards with respect to no more than 5 million shares of our common stock over the life of the plan. To preserve the economic and other benefits intended to be made available under the Director Plan (and following the receipt of interpretative relief from The Nasdaq Stock Market), our Board of Directors determined to amend and restate the Director Plan to permit us to grant awards with respect to no more than 10 million shares of our common stock over the life of the plan, except that such awards may consist of no more than 5 million shares of our Series B common stock, subject to anti-dilution adjustments.
     On that date, our Board of Directors also determined to amend and restate the Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective August 4, 2005) (the “Director Compensation Policy”) as a result of the Stock Dividend. Prior to the amendment and restatement, the Director Compensation Policy provided for a grant of options to acquire 10,000 shares of our Series A common stock upon a nonemployee director joining our Board and an annual grant for each of our nonemployee directors of options to acquire 10,000 shares of our Series A common stock. To preserve the economic and other benefits intended to be made available under the Director Compensation Policy, our Board of Directors determined to amend and restate the Director Compensation Policy to provide that each grant of Series A options described above be accompanied by a grant of options to acquire 10,000 shares of our Series C common stock.
     Except as described above, no material changes were made to the Incentive Plan, the Directors Plan or the Director Compensation Policy. The foregoing description of the amended and restated Incentive Plan, the amended and restated Director Plan and the amended and restated Director Compensation Policy are not complete and are qualified in their entirety by reference to the text thereof incorporated by reference as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Name

10.1	Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-51360), dated March 14, 2006 (the “2005 10-K”))

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.7 to the 2005 10-K)

10.3	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.9 to the 2005 10-K)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 14 , 2006

LIBERTY GLOBAL, INC.
By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Name

10.1	Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-51360), dated March 14, 2006 (the “2005 10-K”))

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.7 to the 2005 10-K)

10.3	Liberty Global, Inc. Compensation Policy for Nonemployee Directors (As Amended and Restated Effective March 8, 2006) (incorporated by reference to Exhibit 10.9 to the 2005 10-K)